EXHIBIT 10.10

                       AMENDMENT TO EMPLOYMENT AGREEMENT

         This  Amendment  dated  May 2, 2000  amends  the  Employment  Agreement
("Agreement") dated July 11, 1999, by and between MCY MUSIC WORLD, INC. a Delaware company (the "Company") and Mitchell Lampert (the "Executive").

         In consideration of the mutual covenants herein contained, the parties agree as follows:

         1. AMENDMENT OF POSITION AND RESPONSIBILITIES. The Executive hereby agrees that while employed by the Company he shall no engage in outside legal matters for compensation.

         2. CONSIDERATION. As consideration for Employee's agreement as set forth in Paragraph 1 above, the Company shall pay the Employee a lump sum fee of $185,000 on the date hereof.

         3. CONSTRUCTION. The foregoing shall modify the Agreement as set forth herein. All other terms of the Agreement shall remain unaffected by this Amendment.

         4. GOVERNING LAW. This Amendment is to be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


MCY MUSIC WORLD, INC.                       EXECUTIVE

By:    /s/ Bernhard Fritsch                 By:    /s/ Mitchell Lampert
Name:  Bernhard Fritsch                     Name:  Mitchell Lampert
Title: Chief Executive Officer              Title: General Counsel